As filed with the Securities and Exchange Commission on October 25, 2004
                                                      Registration No. 333-36480
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                -----------------

                          Regional Bank HOLDRS(SM) TRUST
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085
    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)
                                -----------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                -----------------
                                   Copies to:
                 Judith Witterschein, Esq.                         Andrew B. Janszky, Esq.
                    Corporate Secretary                            Shearman & Sterling LLP
    Merrill Lynch, Pierce, Fenner & Smith Incorporated               599 Lexington Avenue
                     250 Vesey Street                              New York, New York 10022
                 New York, New York 10281                               (212) 848-4000
                      (212) 449-1000
 (Name, address, including zip code, and telephone number,
           including area code, of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|
================================================================================

PROSPECTUS



                        [HOLDRS(SM) REGIONAL BANKS LOGO]
                               [GRAPHIC OMITTED]



                        1,000,000,000 Depositary Receipts
                          Regional Bank HOLDRS(SM) Trust


         The Regional Bank HOLDRS(SM) Trust issues Depositary Receipts called Regional Bank HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various segments of the regional banking industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Regional Bank HOLDRS in a round-lot amount of 100 Regional Bank HOLDRS or round-lot multiples. Regional Bank HOLDRS are separate from the underlying deposited common stocks that are represented by the Regional Bank HOLDRS. For a list of the names and the number of shares of the companies that make up a Regional Bank HOLDR, see "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS" starting on page 9. The Regional Bank HOLDRS(SM) trust will issue Regional Bank HOLDRS on a continuous basis.

         Investing in Regional Bank HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

         Regional Bank HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Regional Bank HOLDRS are not interests in the Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The Regional Bank HOLDRS are listed on the American Stock Exchange under the symbol "RKH". On October 20, 2004, the lasted reported sale price of the Regional Bank HOLDRS on the American Stock Exchange was $132.18.

                                ----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------

                   The date of this prospectus is October 25, 2004.



"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                Table of Contents

                                                                            Page
                                                                            ----
SUMMARY........................................................................3
RISK FACTORS...................................................................4
HIGHLIGHTS OF REGIONAL BANK HOLDRS.............................................9
THE TRUST.....................................................................17
DESCRIPTION OF REGIONAL BANK HOLDRS...........................................18
DESCRIPTION OF THE UNDERLYING SECURITIES......................................19
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT.................................21
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................................25
ERISA CONSIDERATIONS..........................................................29
PLAN OF DISTRIBUTION..........................................................29
LEGAL MATTERS.................................................................30
WHERE YOU CAN FIND MORE INFORMATION...........................................30


This prospectus contains information you should consider when making your investment decision. With respect to information about Regional Bank HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Regional Bank HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Regional Bank HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Regional Bank HOLDRS or of the underlying securities through an investment in the Regional Bank HOLDRS.

                                     SUMMARY

         The Regional Bank HOLDRS trust was formed under the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Regional Bank HOLDRS, and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the regional banking industry. The Bank of New York Company, Inc., as the parent company of the trustee, is not one of the companies included in the Regional Bank HOLDRS. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Regional Bank HOLDRS is specified under "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS." This group of common stocks, and the securities of any company that may be added to the Regional Bank HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 19 companies included in the Regional Bank HOLDRS, which may change as a result of reconstitution events, distributions of securities by the underlying issuers or other events. The Regional Bank HOLDRS are separate from the underlying common stocks that are represented by the Regional Bank HOLDRS. On October 20, 2004 there were 2,456,000 Regional Bank HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Regional Bank HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Regional Bank HOLDRS, including the risks associated with a concentrated investment in regional banks.

General Risk Factors

    o Loss of investment. Because the value of Regional Bank HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Regional Bank HOLDRS if the underlying securities decline in value.

    o Discount trading price. Regional Bank HOLDRS may trade at a discount to the aggregate value of the underlying securities.

    o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Regional Bank HOLDRS or other corporate events, such as mergers, a Regional Bank HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Regional Bank HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

    o Not necessarily representative of the regional banking industry. At the time of the initial offering, the companies included in the Regional Bank HOLDRS were generally considered to be involved in various aspects of the regional banking industry. However, the market price of the underlying securities and the Regional Bank HOLDRS may not necessarily follow the price movements of the entire regional banking industry generally. If the underlying securities decline in value, your investment in the Regional Bank HOLDRS will decline in value even if common stock prices of companies involved in the regional banking industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Regional Bank HOLDRS may not be involved in the regional banking industry. In this case, the Regional Bank HOLDRS may not consist of securities issued only by companies involved in the regional banking industry.

    o Not necessarily comprised of solely regional banking companies. As a result of distributions of securities by companies included in the Regional Bank HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Regional Bank HOLDRS and that are not involved in the regional banking industry may be included in Regional Bank HOLDRS. The securities of a new company will only be distributed from the Regional Bank HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Regional Bank HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Regional Bank HOLDRS provides no assurance that each new company included in the Regional Bank HOLDRS will be involved in the regional banking industry. Currently, the underlying securities included in the Regional Bank HOLDRS are represented in the Financials GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Regional Bank HOLDRS yet not be involved in the regional banking industry. In addition, the GICS sector classifications of securities included in the Regional Bank HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Regional Bank HOLDRS, which may also - result in the inclusion in the Regional Bank HOLDRS of the securities of a new company that is not involved in the regional banking industry.

    o No investigation of underlying securities. The underlying securities initially included in the Regional Bank HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of securities in the regional banking industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Regional Bank HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

    o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Regional Bank HOLDRS may not necessarily be a diversified investment in the regional banking industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Regional Bank HOLDRS, may also reduce diversification. Regional Bank HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

    o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Regional Bank HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Regional Bank HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Regional Bank HOLDRS will involve payment of a cancellation fee to the trustee.

    o Trading halts. Trading in Regional Bank HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Regional Bank HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Regional Bank HOLDRS, you will not be able to trade Regional Bank HOLDRS and you will only be able to trade your underlying securities if you cancel your Regional Bank HOLDRS and receive each of the underlying securities.

    o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Regional Bank HOLDRS. If the Regional Bank HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Regional Bank HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Regional Bank HOLDRS are delisted. There are currently 19 companies whose securities are included in the Regional Bank HOLDRS.

    o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Regional Bank HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

    o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Regional Bank HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Regional Bank Industry

    o The banking industry is heavily regulated on the federal and state levels, and modifications to existing banking laws and regulations or the adoption of new laws may adversely affect the operations of banking and financial institutions. There are numerous federal and state laws with which banking and financial institutions must comply. Adverse regulatory examinations and non-compliance with regulatory requirements may result in sanctions by regulatory agencies, additional regulatory restrictions and damage to the reputation of a bank, its holding company and affiliates. Additionally, government regulation of regional banking companies is intended primarily for the protection of consumers, borrowers and depositors of the banks, rather than of the stockholders of the institutions. Changes to laws and regulations can affect banks' operating environments in substantial and unpredictable ways. Recent changes, including the Gramm-Leach-Bliley Act of 1999 which loosened regulatory restrictions on the securities and other activities of banks and bank holding companies can be expected to have a substantial impact on the U.S. banking industry and individual banks. These changes may adversely affect the nature and scope of banking and financial activities and may have a negative effect on the financial condition and results of operations of a bank or financial institution.

    o Most regional banking companies are holding companies that rely on dividends from their subsidiaries as a substantial portion of their income and their rights generally are subordinate to the interests of third parties. The payment of dividends by subsidiaries of regional banks is subject to legal restrictions. In addition, the right of a parent bank holding company to participate in any distribution of assets upon a subsidiaries' liquidation or reorganization is subject to the prior claims of the subsidiaries' creditors. The ability of a bank holding company to receive dividends or other distributions is unpredictable, and fluctuations in income may adversely affect your investment in the Regional Bank HOLDRS.

    o The ability to maintain or increase market share depends on market acceptance of new products and services offered by regional banks. There is increasing pressure in the banking industry for banks to adapt to changing technologies. Regional banks must adapt services to evolving industry standards and provide more cost efficient services. The widespread adoption of new technologies, including Internet-based services, is likely to require substantial expenditures to modify or adapt the existing products and services offered by many regional banks. In addition, new product research and development may be costly and time-consuming. Many regional banks may not successfully introduce new products, achieve general market acceptance of their services or develop and maintain a loyal customer base. Failure to do so could have a material adverse effect on their business, results of operations and financial condition.

    o As a result of recent changes to the banking industry, some of the companies involved in the regional banking industry are also engaged in other lines of business unrelated to the regional banking business, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Regional Bank HOLDRS have lines of business such as insurance, securities brokerage and underwriting, real estate development and equity investing that do not relate to traditional banking activities and which may present additional risks not mentioned in this prospectus. The operating results of these regional banks may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a regional bank's ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company's possible success in traditional banking activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

    o The regional banking industry is very competitive, and a regional banking company's failure to establish a customer base will adversely affect its operating results. The competition among regional banks to develop and maintain a customer base can be intense. Customer loyalty can be easily influenced by a competitor's new offerings, and pricing policies, especially those offerings which provide cost savings. Many regional banks face significant competition from other banks, financial institutions and companies which have greater market share and financial resources, including banks which operate on a national or international level. These companies may be better positioned to finance research and development activities, provide a wider range of products and services over a greater geographic area and may have greater resources with which to acquire other companies in the industry. In addition, the Gramm-Leach-Bliley Act of 1999 broadens the scope of activities for regional banks meeting certain criteria. Regional banks that meet this criteria, referred to as "financial holding companies," may be able to offer a wider range of products and services, perhaps at a more competitive rate, and may realize a competitive advantage over other regional banks.

    o Inability to manage rapid growth could adversely affect systems, management resources and revenues. Many regional banks are, or plan to, rapidly expand their operations. The marketing and expansion strategies of many of these regional banks has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

    o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. In recent years, there has been substantial consolidation among companies in the financial services industry. In particular, a number of large commercial banks, insurance companies and other financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products, which may enhance their competitive position and result in pricing pressure on traditional banking businesses. The ability of a bank to successfully complete an acquisition is subject to regulatory approval and there can be no assurance that approval will be granted. Some regional banks may have difficulty integrating acquired companies, which frequently operate in different markets than the acquiring bank. This may result in failure to realize expected cost savings, increases in geographic presence, increases in revenue and other projected benefits from such integration. Furthermore, regional banks may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

    o The financial and international operations of many banks exposes them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many banks regularly trade in foreign currencies, engage in interest rate, foreign exchange and related derivative transactions, and, to a lesser extent, acquire and trade in non-U.S. securities. In addition, many regional banks have international operations. The risks of international business that the companies are exposed to include the following:

             o   general economic, social and political conditions;

             o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

             o differing tax rates, tariffs, exchange controls or other similar restrictions;

             o volatility of currency markets and value of worldwide financial markets; and

             o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

    o Regional bank stock prices may be volatile, which will directly affect the price volatility of the Regional Bank HOLDRS, and you could lose all or part of your investment. The trading prices of the common stocks of regional banks can be volatile. Regional bank stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

             o actual or anticipated variations in the banks' quarterly operating results;

             o announcements of technological innovations or new services by regional banks or their competitors;

             o announcements by regional banks or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

             o failure to integrate or realize projected benefits from acquisitions;

             o   changes in government regulations; and

             o   fluctuations in quarterly and annual operating results.

    o Other broad market and industry factors may decrease the stock price of regional banks' stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of regional banks' stocks. Economists have declared that the United States' economy is currently in a recession. The recession has adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These current conditions could have a material adverse affect on loan and deposit growth, loan loss reserves and, as a result, the financial condition and results of operations of companies whose common stocks are included in Regional Bank HOLDRS.

    o Many regional banks are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. Many regional banks are highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these banks lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these regional banks will be able to continue to attract and retain qualified personnel.

    o Fluctuations in interest rates could adversely affect the profitability of companies whose common stocks are included in the Regional Bank HOLDRS. Changes in market interest rates, including changes in the relationship between short-term and long-term market interest rates or between different interest rate indices, can impact margin spread, that is, the difference between the interest rates the companies whose common stocks are included in the Regional Bank HOLDRS charge on interest earning assets, such as loans, and the interest rates they pay on interest bearing liabilities, such as deposits. The impact, particularly in a falling interest rate environment, which is currently the case, could result in an increase in such companies' interest expense relative to their interest income.

    o Companies whose common stocks are included in the Regional Bank HOLDRS are exposed to risks in connection with the loans they make. A significant source of risk for those companies whose common stocks are included in the Regional Bank HOLDRS arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. Credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses may not prevent unexpected losses that could adversely affect the results of operations of companies whose securities are included in the Regional Bank HOLDRS. Such risk is exacerbated in a recessionary environment, which is currently the case.

                       HIGHLIGHTS OF REGIONAL BANK HOLDRS

         This discussion highlights information regarding Regional Bank HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Regional Bank HOLDRS.

Issuer...................................Regional Bank HOLDRS Trust.

The trust................................The Regional Bank HOLDRS Trust was
                                         formed under the depositary trust
                                         agreement, dated as of May 18, 2000, as
                                         amended and restated on June 21, 2000,
                                         among The Bank of New York, as trustee,
                                         Merrill Lynch, Pierce, Fenner & Smith
                                         Incorporated, other depositors and the
                                         owners of the Regional Bank HOLDRS and
                                         was amended on November 22, 2000. The
                                         trust is not a registered investment
                                         company under the Investment Company
                                         Act of 1940.

Initial depositor........................Merrill Lynch, Pierce, Fenner & Smith
                                         Incorporated.

Trustee..................................The Bank of New York, a New York
                                         state-chartered banking organization,
                                         is the trustee and receive compensation
                                         as set forth in the depositary trust
                                         agreement. The trustee is responsible
                                         for receiving deposits of underlying
                                         securities and delivering Regional Bank
                                         HOLDRS representing the underlying
                                         securities issued by the trust. The
                                         trustee holds the underlying securities
                                         on behalf of the holders of Regional
                                         Bank HOLDRS.

Purpose of Regional Bank
HOLDRS...................................Regional Bank HOLDRS are designed to achieve the following:

                                         Diversification. Regional Bank HOLDRS
                                         are designed to allow you to diversify
                                         your investment in the regional banking
                                         industry through a single,
                                         exchange-listed instrument representing
                                         your undivided beneficial ownership of
                                         the underlying securities.

                                         Flexibility. The beneficial owners of
                                         Regional Bank HOLDRS have undivided
                                         beneficial ownership interests in each
                                         of the underlying securities
                                         represented by the Regional Bank
                                         HOLDRS, and can cancel their Regional
                                         Bank HOLDRS to receive each of the
                                         underlying securities represented by
                                         the Regional Bank HOLDRS.

                                         Transaction costs. The expenses
                                         associated with buying and selling
                                         Regional Bank HOLDRS are expected to be
                                         less than separately buying and selling
                                         each of the underlying securities in a
                                         traditional brokerage account with
                                         transaction-based charges.

Trust assets.............................The trust holds shares of common stock issued by specified companies that,
                                         when initially selected, were involved
                                         in the regional banking industry.
                                         Except when a reconstitution event,
                                         distribution of securities by an
                                         underlying issuer or
                                         other event occurs, the group of
                                         companies will not change.
                                         Reconstitution events are described in
                                         this prospectus under the heading
                                         "Description of the Depositary Trust
                                         Agreement--Distributions" and
                                         --Reconstitution events." There are
                                         currently 19 companies included in the
                                         Regional Bank HOLDRS.

                                         The trust's assets may increase or
                                         decrease as a result of in-kind
                                         deposits and withdrawals of the
                                         underlying securities during the life
                                         of the trust.

The Regional Bank HOLDRS.................The trust has issued, and may continue to issue Regional Bank HOLDRS that
                                         represent an undivided beneficial
                                         ownership interest in the shares of
                                         common stock that are held by the
                                         trust. The Regional Bank HOLDRS
                                         themselves are separate from the
                                         underlying securities that are
                                         represented by the Regional Bank
                                         HOLDRS.

                                         The following chart provides the

                                             o  names of the 19 issuers of the
                                                underlying securities currently
                                                represented by a Regional Bank
                                                HOLDR,

                                             o  stock ticker symbols,

                                             o  share amounts currently
                                                represented by a round-lot of
                                                100 Regional Bank HOLDRS, and

                                             o  principal U.S. market on which
                                                the underlying securities are
                                                traded.

            Name of Company                            Ticker        Share Amounts           Primary Trading Market
            ---------------                            ------        -------------           ----------------------

            AmSouth Bancorporation                     ASO                 12                       NYSE
            BB&T Corporation                           BBT                 10                       NYSE
            Bank of America (1)                        BAC                 27.765                   NYSE
            Comerica Incorporated                      CMA                  5                       NYSE
            Fifth Third Bancorp                        FITB                13.5                     NASDAQ
            JP Morgan Chase and Co (2)                 JPM                 43.56                    NYSE
            KeyCorp                                    KEY                 13                       NYSE
            Marshall & Ilsley Corporation              MI                   6                       NYSE
            Mellon Financial Corporation               MEL                 14                       NYSE
            National City Corporation                  NCC                 18                       NYSE
            Northern Trust Corporation                 NTRS                 7                       NASDAQ
            Piper Jaffray                              PJC                  0.5683                  NYSE
            State Street Corporation                   STT                 10                       NYSE
            SunTrust Banks, Inc.                       STI                  9                       NYSE
            Synovus Financial Corp.                    SNV                  8                       NYSE
            The PNC Financial Services Group, Inc.     PNC                  9                       NYSE
            U.S. Bancorp                               USB                 56.83                    NYSE
            Wachovia Corporation                       WB                  41                       NYSE
            Wells Fargo & Co.                          WFC                 24                       NYSE

     -----------------------
     (1) Bank of America Corporation announced a 2 for 1 stock split payable to shareholders of record on August 6, 2004. Effective September 2, 2004, the number of shares of Bank of America Corporation represented by a round-lot of 100 Regional Bank HOLDRS increased from 13.8825 to 27.765.
     (2) As a result of the merger of J.P. Morgan Chase & Co. and Bank One Corporation, effective Thursday July 1, 2004, J.P. Morgan Chase & Co. replaced Bank One Corporation as an underlying security in the Regional Bank HOLDRS. For each share held of Bank One Corporation, shareholders will receive 1.32 shares of J.P. Morgan Chase & Co. Effective Thursday, July 1, 2004, 43.56 shares of J.P. Morgan Chase & Co. will be required to purchase a round-lot of 100 Regional Bank HOLDRS.

                                         The companies whose common stocks were
                                         included in the Regional Bank HOLDRS,
                                         at the time the Regional Bank HOLDRS
                                         were originally issued, generally were
                                         considered to be among the 20 largest
                                         and most liquid regional banks with
                                         U.S. traded common stock, as measured
                                         by market capitalization and trading
                                         volume on May 2, 2000. The Bank of New
                                         York Company, Inc., as the parent
                                         company of the trustee, is not one of
                                         the companies included in the Regional
                                         Bank HOLDRS. The market capitalization
                                         of a company is determined by
                                         multiplying the price of its common
                                         stock by the number of its outstanding
                                         securities.

                                         The trust only will issue and cancel,
                                         and you only may obtain, hold, trade or
                                         surrender, Regional Bank HOLDRS in a
                                         round-lot of 100 Regional Bank HOLDRS
                                         and round-lot multiples. The trust will
                                         only issue Regional Bank HOLDRS upon
                                         the deposit of the whole shares
                                         represented by a round-lot of 100
                                         Regional Bank HOLDRS. In the event that
                                         a fractional share comes to be
                                         represented by a round-lot of Regional
                                         Bank HOLDRS, the trust may require a
                                         minimum of more than one round-lot of
                                         100 Regional Bank HOLDRS for an
                                         issuance so that the trust will always
                                         receive whole share amounts for
                                         issuance of Regional Bank HOLDRS.

                                         The number of outstanding Regional Bank
                                         HOLDRS will increase and decrease as a
                                         result of in-kind deposits and
                                         withdrawals of the underlying
                                         securities. The trust will stand ready
                                         to issue additional Regional Bank
                                         HOLDRS on a continuous basis when an
                                         investor deposits the required shares
                                         of common stock with the trustee.

Purchases................................You may acquire Regional Bank HOLDRS in two ways:

                                         o   through an in-kind deposit of the
                                             required number of shares of common
                                             stock of the underlying issuers
                                             with the trustee, or

                                         o   through a cash purchase in the
                                             secondary trading market.

Issuance and cancellation fees...........If you wish to create Regional Bank
                                         HOLDRS by delivering to the trust the
                                         requisite shares of common stock
                                         represented by a round-lot of 100
                                         Regional Bank HOLDRS, The Bank of New
                                         York as trustee will charge you an
                                         issuance fee of up to $10.00 for each
                                         round-lot of 100 Regional Bank HOLDRS.
                                         If you wish to cancel your Regional
                                         Bank HOLDRS and withdraw your
                                         underlying securities, The Bank of New
                                         York as trustee will charge you a
                                         cancellation fee of up to $10.00 for
                                         each round-lot of 100 Regional Bank
                                         HOLDRS.

Commissions..............................If you choose to deposit underlying securities in order to receive Regional
                                         Bank HOLDRS, you will be responsible
                                         for paying any sales commission
                                         associated with your purchase of the
                                         underlying securities that is charged
                                         by your
                                         broker, in addition to the issuance
                                         fee, charged by the trustee, described
                                         above.

Custody fees.............................The Bank of New York, as trustee and as custodian, will charge you a quarterly
                                         custody fee of $2.00 for each round-lot
                                         of 100 Regional Bank HOLDRS, to be
                                         deducted from any cash dividend or
                                         other cash distributions on underlying
                                         securities received by the trust. With
                                         respect to the aggregate custody fee
                                         payable in any calendar year for each
                                         Regional Bank HOLDR, the trustee will
                                         waive that portion of the fee which
                                         exceeds the total cash dividends and
                                         other cash distributions received, or
                                         to be received, and payable with
                                         respect to such calendar year.

Rights relating to Regional Bank HOLDRS..You have the right to withdraw the underlying securities upon request by
                                         delivering a round-lot or integral
                                         multiple of a round-lot of Regional
                                         Bank HOLDRS to the trustee, during the
                                         trustee's business hours, and paying
                                         the cancellation fees, taxes and other
                                         charges. You should receive the
                                         underlying securities no later than the
                                         business day after the trustee receives
                                         a proper notice of cancellation. The
                                         trustee will not deliver fractional
                                         shares of underlying securities. To the
                                         extent that any cancellation of
                                         Regional Bank HOLDRS would otherwise
                                         require the delivery of a fractional
                                         share, the trustee will sell the
                                         fractional share in the market and the
                                         trust, in turn, will deliver cash in
                                         lieu of the fractional share. Except
                                         with respect to the right to vote for
                                         dissolution of the trust, the Regional
                                         Bank HOLDRS themselves will not have
                                         voting rights.

Rights relating to the underlying
securities...............................Regional Bank HOLDRS represents your beneficial ownership of the underlying
                                         securities. Owners of Regional Bank
                                         HOLDRS have the same rights and
                                         privileges as if they owned the
                                         underlying securities beneficially
                                         outside of Regional Bank HOLDRS. These
                                         include the right to instruct the
                                         trustee to vote the underlying
                                         securities, to receive any dividends
                                         and other distributions on the
                                         underlying securities that are declared
                                         and paid to the trustee by an issuer of
                                         an underlying security, the right to
                                         pledge Regional Bank HOLDRS and the
                                         right to surrender Regional Bank HOLDRS
                                         to receive the underlying securities.
                                         Regional Bank HOLDRS does not change
                                         your beneficial ownership in the
                                         underlying securities under United
                                         States federal securities laws,
                                         including sections 13(d) and 16(a) of
                                         the Securities Exchange Act of 1934. As
                                         a result, you have the same obligations
                                         to file insider trading reports that
                                         you would have if you held the
                                         underlying securities outside of
                                         Regional Bank HOLDRS. However, due to
                                         the nature of Regional Bank HOLDRS, you
                                         will not be able to participate in any
                                         dividend reinvestment program of an
                                         issuer of underlying securities unless
                                         you cancel your Regional Bank HOLDRS
                                         (and pay the applicable fees) and
                                         receive all of the underlying
                                         securities.

                                         A holder of Regional Bank HOLDRS is not
                                         a registered owner of the underlying
                                         securities. In order to become a
                                         registered owner, a holder of Regional
                                         Bank HOLDRS would need to surrender
                                         their Regional Bank HOLDRS, pay the
                                         applicable fees and expenses, receive
                                         all of the underlying securities and
                                         follow the procedures established by
                                         the issuers of the underlying
                                         securities for registering their
                                         securities in the name of such holder.

                                         You retain the right to receive any
                                         reports and communications that the
                                         issuers of underlying securities are
                                         required to send to beneficial owners
                                         of their securities. As such, you will
                                         receive such reports and communications
                                         from the broker through which you hold
                                         your Regional Bank HOLDRS in the same
                                         manner as if you beneficially owned
                                         your underlying securities outside of
                                         Regional Bank HOLDRS in "street name"
                                         through a brokerage account. The
                                         trustee will not attempt to exercise
                                         the right to vote that attaches to, or
                                         give a proxy with respect to, the
                                         underlying securities other than in
                                         accordance with your instructions.

                                         The depositary trust agreement entitles
                                         you to receive, subject to certain
                                         limitations and net of any fees and
                                         expenses of the trustee, any
                                         distributions of cash (including
                                         dividends), securities or property made
                                         with respect to the underlying
                                         securities. However, any distribution
                                         of securities by an issuer of
                                         underlying securities will be deposited
                                         into the trust and will become part of
                                         the underlying securities unless the
                                         distributed securities are not listed
                                         for trading on a U.S. national
                                         securities exchange or through the
                                         Nasdaq National Market System or the
                                         distributed securities have a Standard
                                         & Poor's GICS sector classification
                                         that is different from the GICS sector
                                         classifications represented in the
                                         Regional Bank HOLDRS at the time of the
                                         distribution. In addition, if the
                                         issuer of underlying securities offers
                                         rights to acquire additional underlying
                                         securities or other securities, the
                                         rights may be distributed to you, may
                                         be disposed of for your benefit, or may
                                         lapse.

                                         There may be a delay between the time
                                         any cash or other distribution is
                                         received by the trustee with respect to
                                         the underlying securities and the time
                                         such cash or other distributions are
                                         distributed to you. In addition, you
                                         are not entitled to any interest on any
                                         distribution by reason of any delay in
                                         distribution by the trustee. If any tax
                                         or other governmental charge becomes
                                         due with respect to Regional Bank
                                         HOLDRS or any underlying securities,
                                         you will be responsible for paying that
                                         tax or governmental charge.

                                         If you wish to participate in a tender
                                         offer for any of the underlying
                                         securities, or any form of stock
                                         repurchase program by an issuer of an
                                         underlying security, you must surrender
                                         your Regional Bank HOLDRS (and pay the
                                         applicable fees and expenses) and
                                         receive all of your underlying
                                         securities in exchange for your
                                         Regional Bank HOLDRS. For specific
                                         information about obtaining your
                                         underlying securities, you should read
                                         the discussion under
                                         the caption "Description of the
                                         Depositary Trust Agreement -Withdrawal
                                         of Underlying Securities."


Ownership rights in fractional shares
in the underlying securities.............As a.result of distributions of securities by companies included in the
                                         Regional Bank HOLDRS or other corporate
                                         events, such as mergers, a Regional
                                         Bank HOLDR may represent an interest in
                                         a fractional share of an underlying
                                         security. You are entitled to receive
                                         distributions proportionate to your
                                         fractional shares.

                                         In addition, you are entitled to
                                         receive proxy materials and other
                                         shareholder communications and you are
                                         entitled to exercise voting rights
                                         proportionate to your fractional
                                         shares. The trustee will aggregate the
                                         votes of all of the share fractions
                                         represented by Regional Bank HOLDRS and
                                         will vote the largest possible number
                                         of whole shares. If, after aggregation,
                                         there is a fractional remainder, this
                                         fraction will be ignored, because the
                                         issuer will only recognize whole share
                                         votes. For example, if 100,001
                                         round-lots of 100 Regional Bank HOLDRS
                                         are outstanding and each round-lot of
                                         100 Regional Bank HOLDRS represents
                                         1.75 shares of an underlying security,
                                         there will be 175,001.75 votes of the
                                         underlying security represented by
                                         Regional Bank HOLDRS. If holders of
                                         50,000 round-lots of 100 Regional Bank
                                         HOLDRS vote their underlying securities
                                         "yes" and holders of 50,001 round-lots
                                         of 100 Regional Bank HOLDRS vote their
                                         underlying securities "no", there will
                                         be 87,500 affirmative votes and
                                         87,501.75 negative votes. The trustee
                                         will ignore the .75 negative votes and
                                         will deliver to the issuer 87,500
                                         affirmative votes and 87,501 negative
                                         votes.

Reconstitution events....................The depositary trust agreement provides for the automatic distribution of
                                         underlying securities from the Regional
                                         Bank HOLDRS to you in the following
                                         four circumstances:

                                         A.  If an issuer of underlying
                                             securities no longer has a class of
                                             common stock registered under
                                             section 12 of the Securities
                                             Exchange Act of 1934, then the
                                             trustee will distribute the shares
                                             of that company to the owners of
                                             the Regional Bank HOLDRS.

                                         B.  If the SEC finds that an issuer of
                                             underlying securities should be
                                             registered as an investment company
                                             under the Investment Company Act of
                                             1940, and the trustee has actual
                                             knowledge of the SEC finding, then
                                             its securities will no longer be an
                                             underlying security and the trustee
                                             will distribute the shares of that
                                             company to the owners of the
                                             Regional Bank HOLDRS.

                                         C.  If the underlying securities of an
                                             issuer cease to be outstanding as a
                                             result of a merger, consolidation
                                             or other corporate combination or
                                             other event, the trustee will
                                             distribute the consideration paid
                                             by and received
                                             from the acquiring company or the
                                             securities received in exchange for
                                             the securities of the underlying
                                             issuer whose securities cease to be
                                             outstanding to the beneficial
                                             owners of Regional Bank HOLDRS only
                                             if the distributed securities have
                                             a different Standard & Poor's GICS
                                             sector classification than any of
                                             the underlying securities
                                             represented in the Regional Bank
                                             HOLDRS at the time of the
                                             distribution or exchange or if the
                                             securities received are not listed
                                             for trading on a U.S. national
                                             securities exchange or through the
                                             Nasdaq National Market System. In
                                             any other case, the additional
                                             securities received will be
                                             deposited into the trust.

                                         D.  If an issuer's underlying
                                             securities are delisted from
                                             trading on a U.S. national
                                             securities exchange or through the
                                             Nasdaq National Market System and
                                             are not listed for trading on
                                             another U.S. national securities
                                             exchange or through the Nasdaq
                                             National Market System within five
                                             business days from the date the
                                             securities are delisted.

                                         To the extent a distribution of
                                         underlying securities from the Regional
                                         Bank HOLDRS is required as a result of
                                         a reconstitution event, the trustee
                                         will deliver the underlying security to
                                         you as promptly as practicable after
                                         the date that the trustee has knowledge
                                         of the occurrence of a reconstitution
                                         event.

                                         In addition, securities of a new
                                         company will be added to the Regional
                                         Bank HOLDRS, as a result of a
                                         distribution of securities by an
                                         underlying issuer, where a corporate
                                         event occurs, or where the securities
                                         of an underlying issuer are exchanged
                                         for the securities of another company,
                                         unless the securities received have a
                                         Standard & Poor's GICS sector
                                         classification that is different from
                                         the GICS sector classification from any
                                         other security then included in the
                                         Regional Bank HOLDRS or are not listed
                                         for trading on a U.S. national
                                         securities exchange or through the
                                         Nasdaq National Market System.

                                         It is anticipated, as a result of the
                                         broadly defined Standard & Poor's GICS
                                         sectors, that most distributions or
                                         exchanges of securities will result in
                                         the inclusion of new securities in
                                         Regional Bank HOLDRS. The trustee will
                                         review the Standard & Poor's GICS
                                         sector classifications of securities to
                                         determine whether securities received
                                         as a result of a distribution by an
                                         underlying issuer or as consideration
                                         for securities included in the Regional
                                         Bank HOLDRS will be included in the
                                         Regional Bank HOLDRS or distributed to
                                         you.

Standard & Poor's sector
classifications..........................Standard & Poor's Corporation is an
                                         independent source of market
                                         information that, among other things,
                                         maintains the Global Industry
                                         Classification Standard, referred to
                                         herein as "GICS," which classifies the
                                         securities of public companies
                                         into various sector classifications
                                         based on upon GICS sectors, which are
                                         derived from its own criteria. The GICS
                                         classification standards were
                                         exclusively effective as of January 2,
                                         2002. There are 10 Standard & Poor's
                                         GICS sectors and each class of publicly
                                         traded securities of a company is given
                                         only one GICS sector classification.
                                         The securities included in the Regional
                                         Bank HOLDRS are currently represented
                                         in the Financials GICS sector. The
                                         Standard & Poor's GICS sector
                                         classifications of the securities
                                         included in the Regional Bank HOLDRS
                                         may change over time if the companies
                                         that issued these securities change
                                         their focus of operations or if
                                         Standard & Poor's alters the criteria
                                         it uses to determine GICS sectors, or
                                         both.

Termination events.......................A.  The Regional Bank HOLDRS are
                                             delisted from the American Stock
                                             Exchange and are not listed for
                                             trading on another U.S. national
                                             securities exchange or through the
                                             Nasdaq National Market System
                                             within five business days from the
                                             date the Regional Bank HOLDRS are
                                             delisted.

                                         B.  The trustee resigns and no
                                             successor trustee is appointed
                                             within 60 days from the date the
                                             trustee provides notice to Merrill
                                             Lynch, Pierce, Fenner & Smith
                                             Incorporated, as initial depositor,
                                             of its intent to resign.

                                         C.  Beneficial owners of at least 75%
                                             of outstanding Regional Bank HOLDRS
                                             vote to dissolve and liquidate the
                                             trust.

                                         If a termination event occurs, the
                                         trustee will distribute the underlying
                                         securities as promptly as practicable
                                         after the termination event.

                                         Upon termination of the depositary
                                         trust agreement and prior to
                                         distributing the underlying securities
                                         to you, the trustee will charge you a
                                         cancellation fee of up to $10.00 per
                                         round-lot of 100 Regional Bank HOLDRS
                                         surrendered, along with any taxes or
                                         other governmental charges, if any.

United States federal income tax
consequences.............................The United States federal income tax laws will treat a U.S. holder of
                                         Regional Bank HOLDRS as directly owning
                                         the underlying securities. The Regional
                                         Bank HOLDRS themselves will not result
                                         in any United States federal tax
                                         consequences separate from the tax
                                         consequences associated with ownership
                                         of the underlying securities.

Listing..................................The Regional Bank HOLDRS are listed for listing on the American Stock Exchange
                                         under the symbol "RKH". On October 20,
                                         2004, the last reported sale price of
                                         the Regional Bank HOLDRS on the
                                         American Stock Exchange was $132.18.

Trading..................................Investors are only able to acquire, hold, transfer and surrender a
                                         round-lot of 100 Regional Bank HOLDRS.
                                         Bid and ask prices, however, are quoted
                                         per single Regional Bank HOLDR.


Clearance and settlement.................Regional Bank HOLDRS have been issued only in book-entry form. Regional Bank
                                         HOLDRS are evidenced by one or more
                                         global certificates that the trustee
                                         has deposited with The Depository Trust
                                         Company, referred to as DTC. Transfers
                                         within DTC will be in accordance with
                                         DTC's usual rules and operating
                                         procedures. For further information see
                                         "Description of Regional Bank HOLDRS."


                                    THE TRUST

         General. This discussion highlights information about the Regional Bank HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Regional Bank HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Regional Bank HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000. The depository trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Regional Bank HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Regional Bank HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Regional Bank HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF REGIONAL BANK HOLDRS

         The trust has issued Regional Bank HOLDRS under the Depositary Trust Agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Regional Bank HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Regional Bank HOLDRS in a round-lot of 100 Regional Bank HOLDRS and round-lot multiples. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Regional Bank HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS.

         Regional Bank HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS."

         Beneficial owners of Regional Bank HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Regional Bank HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Regional Bank HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Regional Bank HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Regional Bank HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Regional Bank HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Regional Bank HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Regional Bank HOLDRS are available only in book-entry form. Owners of Regional Bank HOLDRS may hold their Regional Bank HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of specified companies that, at the time of selection, were involved in various aspects of the regional banking industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies involved in the regional banking industry as measured by market capitalization and trading volume.

         The Regional Bank HOLDRS may no longer consist exclusively of securities issued by companies involved in the regional banking industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the regional banking industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Regional Bank HOLDRS, please refer to "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies including the public filings by the companies. Accordingly, before you acquire Regional Bank HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the 19 underlying securities currently represented by a single Regional Bank HOLDR measured at the close of the business day on January 30, 1998, and thereafter as of the end of each month to August 2004. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

  1998         Price      1999         Price     2000         Price      2001         Price     2002         Price
  ----         -----      ----         -----     ----         -----      ----         -----     ----         -----

January 30     109.55   January 29     131.44  January 31     112.53   January 31     130.50  January 31     115.39
February 27    120.11   February 26    132.10  February 29     98.48   February 28    122.56  February 28    113.25
March 31       127.25   March 31       133.00  March 31       115.47   March 30       120.13  March 28       123.54
April 30       130.92   April 30       140.28  April 28       107.69   April 30       118.47  April 30       124.17
May 29         125.25   May 28         128.51  May 31         117.80   May 31         124.08  May 31         124.57
June 30        130.70   June 30        133.99  June 30        101.00   June 29        123.63  June 28        120.44
July 31        131.35   July 30        124.26  July 31        105.28   July 31        125.55  July 31        110.53
August 31      101.93   August 31      122.19  August 31      118.82   August 31      120.30  August 30      113.84
September 30   107.04   September 30   115.24  September 29   119.06   September 28   112.18  September 30   100.49
October 30     121.22   October 29     133.30  October 31     115.56   October 31     104.35  October 31     104.88
November 30    126.14   November 30    122.48  November 30    109.62   November 30    112.16  November 29    106.92
December 31    136.09   December 31    111.68  December 29    124.29   December 31    114.52  December 31    104.72

    2003         Price      2004         Price
    ----         -----      ----         -----

January 31     102.95   January 30     134.05
February 28    101.16   February 27    136.56
March 31        97.10   March 31       133.64
April 30       108.12   April 30       127.74
May 30         115.53   May 28         132.09
June 30        117.59   June 30        130.45
July 31        121.61   July 30        128.99
August 29      120.01   August 31      134.77
September 30   118.55
October 31     128.51
November 28    129.17
December 31    133.98





                                [CHART OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Regional Bank HOLDRS, provides that Regional Bank HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

         The trustee. The Bank of New York serves as trustee for the Regional Bank HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Regional Bank HOLDRS. You may create and cancel Regional Bank HOLDRS only in round-lots of 100 Regional Bank HOLDRS. You may create Regional Bank HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Regional Bank HOLDRS.

         In the event that a fractional share comes to be represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS. Similarly, you must surrender Regional Bank HOLDRS in integral multiples of 100 Regional Bank HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Regional Bank HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Regional Bank HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Regional Bank HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Regional Bank HOLDRS unless such securities are not listed for trading on U.S. national securities exchange or through the Nasdaq National Market System or such distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Regional Bank HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Regional Bank HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of

100 Regional Bank HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from Regional Bank HOLDRS to you in the following four circumstances:

             A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

             B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

             C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Regional Bank HOLDRS only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Regional Bank HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional underlying securities received as consideration will be deposited into the trust.

             D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the Regional Bank HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification, than any of the underlying securities represented in the Regional Bank HOLDRS at the time of distribution or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Regional Bank HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Regional Bank HOLDRS will be distributed from the Regional Bank HOLDRS to you.

         Standard & Poor's classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Regional Bank HOLDRS are currently represented in the Financials GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Regional Bank HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Regional Bank HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Regional Bank HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Regional Bank HOLDRS.

         Further issuances of Regional Bank HOLDRS. The depositary trust agreement provides for further issuances of Regional Bank HOLDRS on a continuous basis without your consent.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Regional Bank HOLDRS will surrender their Regional Bank HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Regional Bank HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within 5 business days from the date the Regional Bank HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Regional Bank HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Regional Bank HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Regional Bank HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Regional Bank HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Regional Bank HOLDRS.

         Issuance and cancellation fees. If you wish to create Regional Bank HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS. If you wish to cancel your Regional Bank HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Regional Bank HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be any of the members of the selling group or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Regional Bank HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Regional Bank HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
                  ---------------------------------------------

General

                  The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Regional Bank HOLDRS for:

         o   an individual who is a citizen or resident of the United States;

         o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and

         o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

         If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Regional Bank HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Regional Bank HOLDRS, and partners in such partnerships, should consult their tax advisors.

                  This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Regional Bank HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Regional Bank HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address held by a partnership or other flow through entities. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

                  The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Regional Bank HOLDRS

                  A receipt holder purchasing and owning Regional Bank HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Regional Bank HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

                  Qualified dividend income received in respect of Regional Bank HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates.

Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Regional Bank HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

                  A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Regional Bank HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Regional Bank HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Regional Bank HOLDRS. Similarly, with respect to sales of Regional Bank HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Regional Bank HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

                  The distribution of any securities by the trust upon the surrender of Regional Bank HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

                  The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Regional Bank HOLDRS will reduce the amount realized with respect to the underlying securities.

                  A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

         o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

         o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

         o   a corporation that is incorporated in a possession of the United
             States

but will not include:

         o   a passive foreign investment company (as defined below),

         o a foreign personal holding company (as specially defined in the Code), or

         o   a foreign investment company (as specially defined in the Code).

                  If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

                  Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

                  Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Regional Bank HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Regional Bank HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

                  Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o   at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

                  Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

                  If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Regional Bank HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

                  A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

                  A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

                  With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

                  A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

                  A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Regional Bank HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

                  Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

                  Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

                  The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

                  The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

                  Any plan fiduciary which proposes to have a plan acquire Regional Bank HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Regional Bank HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

                  In accordance with the depositary trust agreement, the trust issued Regional Bank HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Regional Bank HOLDRS. The trust delivered the initial distribution of Regional Bank HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

                  Investors who purchase Regional Bank HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

                  Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Regional Bank HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Regional Bank HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

                  Legal matters, including the validity of the Regional Bank HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Regional Bank HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Regional Bank HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Regional Bank HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

                  The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

                  Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Regional Bank HOLDRS. This prospectus relates only to Regional Bank HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Regional Bank HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Regional Bank HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1999, 2000, 2001, 2002 and 2003 through September 2004. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 10. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                          AMSOUTH BANCORPORATION (ASO)

         AmSouth Bancorporation is a financial holding company and a bank holding company, which, through its subsidiaries, provides a range of financial products and services. AmSouth's principal activities include consumer and commercial banking and wealth management. AmSouth provides a wide range of services to businesses and individuals through more than 600 AmSouth offices principally located in the southeastern states of Alabama, Florida, Tennessee, Mississippi, Louisiana and Georgia. In addition, AmSouth provides a network of automated teller machines that are linked with shared automated tellers in all 50 states.


            Closing             Closing          Closing           Closing            Closing             Closing
   1999      Price      2000     Price     2001   Price     2002    Price     2003     Price      2004     Price
   ----      -----      ----     -----     ----   -----     ----    -----     ----     -----      ----     -----
January     29 3/8    January   17 7/16  January   17.33    January   20.85   January   20.49     January   24.70
February    31 1/64   February  14 5/16  February  17.42    February  21.15   February  20.60     February  25.30
March       30 1/64   March     14 5/16  March     16.81    March     21.98   March     19.88     March     23.51
April       31 5/64   April     14 9/16  April     17.15    April     22.71   April     21.05     April     22.02
May         28 3/8    May       18 1/16  May       18.39    May       22.20   May       22.32     May       25.48
June        23 3/16   June      15 3/4   June      18.49    June      22.38   June      21.84     June      25.47
July        22 7/8    July      13/16    July      19.88    July      22.32   July      21.67     July      24.53
August      21 7/8    August    18 17/64 August    19.02    August    22.47   August    21.54     August    26.05
September   23 7/16   September 12 1/2   September 18.07    September 20.74   September 21.22     September 24.40
October     25 5/8    October   13 15/16 October   17.29    October   19.60   October   23.62
November    22 9/16   November  14 7/8   November  18.32    November  19.07   November  23.99
December    19 5/16   December  15 1/4   December  18.90    December  19.20   December  24.50

The closing price on October 20, 2004 was $25.08.

                             BB&T CORPORATION (BBT)

         BB&T Corporation is a bank holding company with several banking subsidiaries, which primarily provide small business lending, commercial middle-market lending, real estate lending, retail lending, home-equity lending, sales finance, mortgage lending, leasing, asset management, trust services, agency insurance, wholesale insurance brokerage and treasury services. BB&T operates in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. BB&T's principal assets include all issued and outstanding shares of common stock of Brach Banking and Trust Company, Branch Banking and Trust Company of South Carolina and Virginia, Regional Acceptance Corporation, Scott & Stringfellow, Inc., MidAmerica Gift Certificate Company, Sheffield Financial Corporation, BB&T Factors Corporation and BB&T Bankcard Corporation.


            Closing             Closing             Closing             Closing              Closing             Closing
   1999      Price      2000     Price     2001      Price     2002      Price      2003      Price      2004     Price
   ----      -----      ----     -----     ----      -----     ----      -----      ----      -----      ----     -----
January      38 1/4    January    28 1/8   January    36.63     January    35.24    January     33.56    January    37.10
February     37 7/8    February   23 1/2   February   36.13     February   37.01    February    32.83    February   37.15
March        36 3/16   March      28 1/16  March      35.17     March      38.11    March       31.43    March      35.30
April        39 15/16  April      26 5/8   April      35.42     April      38.08    April       32.60    April      34.49
May          36 1/2    May        29 5/16  May        36.15     May        37.58    May         34.19    May        37.68
June         36 11/16  June       23 7/8   June       36.70     June       38.60    June        34.30    June       36.97
July         35 1/4    July       24 15/16 July       36.91     July       37.02    July        34.90    July       38.73
August       33 1/2    August     27 5/64  August     36.78     August     38.05    August      36.52    August     39.99
September    32 3/8    September  30 1/8   September  36.45     September  35.04    September   35.91    September  39.69
October      36 3/8    October    31 7/8   October    32.10     October    36.25    October     38.67
November     32 1/4    November   33 3/8   November   34.15     November   37.99    November    39.36
December     27 3/8    December   37 5/16  December   36.11     December   36.99    December    38.64

The closing price on October 20, 2004 was $39.53.


                              BANK OF AMERICA (BAC)


         Bank of America Corporation, through its banking and non-banking subsidiaries provides financial services and products throughout the United States and in selected international markets. The Company operates its banking activities primarily under two charters: Bank of America, National Association and Bank of America, N.A. (USA). Bank of America manages its operations through four business segments: Consumer and Commercial Banking, Asset Management, Global Corporate and Investment Banking and Equity Investments. On October 27, 2003, the Company and FleetBoston Financial Corporation, a diversified financial services company, signed an agreement and plan of merger, which was consummated in April 2004.


            Closing             Closing             Closing             Closing              Closing             Closing
   1999      Price      2000     Price     2001      Price     2002      Price      2003      Price      2004     Price
   ----      -----      ----     -----     ----      -----     ----      -----      ----      -----      ----     -----
January      *33.44    January    *24.22   January    *26.91    January    *31.52   January     *35.03   January    40.73
February     *32.66    February   *23.00   February   *24.98    February   *31.98   February    *34.62   February   40.96
March        *35.31    March      *26.22   March      *27.38    March      *34.01   March       *33.42   March      40.49
April        *35.78    April      *24.50   April      *28.00    April      *36.24   April       *37.03   April      40.25
May          *32.34    May        *27.72   May        *29.63    May        *37.91   May         *37.10   May        41.57
June         *36.66    June       *21.50   June       *30.02    June       *35.18   June        *39.52   June       42.31
July         *33.19    July       *23.69   July       *31.81    July       *33.25   July         41.29   July       42.51
August       *30.25    August     *26.78   August     *30.75    August     *35.04   August       39.63   August     44.98
September    *27.84    September  *26.19   September  *29.20    September  *31.96   September    39.02   September  43.33
October      *32.22    October    *24.03   October    *29.50    October    *34.90   October      37.87
November     *29.25    November   *19.97   November   *30.69    November   *35.04   November     37.72
December     *25.09    December   *22.94   December   *31.48    December   *34.79   December     40.22

The closing price on October 20, 2004 was $43.72.

                           COMERICA INCORPORATED (CMA)

         Comerica Incorporated is a bank holding company that offers individual banking, business banking and investment banking services. Comerica's individual banking services include consumer lending, consumer deposit gathering, mortgage loan origination and servicing, small business banking and private banking. Comerica's business banking services include middle-market lending, asset-based lending, large corporate banking, international financial services and specialty deposit gathering. Comerica's investment bank is responsible for the sale of mutual fund and annuity products, as well as life, disability and long-term care insurance products.


            Closing             Closing             Closing             Closing              Closing             Closing
   1999      Price      2000     Price     2001      Price     2002      Price      2003      Price      2004     Price
   ----      -----      ----     -----     ----      -----     ----      -----      ----      -----      ----     -----
January      62 7/16  January    44 3/16  January   60.30     January    56.29    January     40.50    January    57.11
February     66 1/4   February   36 13/16 February  63.65     February   59.85    February    40.98    February   57.54
March        62 7/16  March      41 7/8   March     61.50     March      62.57    March       37.88    March      54.32
April        65 1/16  April      42 3/8   April     51.43     April      62.85    April       43.51    April      51.63
May          60 7/16  May        50 5/8   May       56.90     May        64.10    May         46.27    May        56.61
June         59 7/16  June       44 7/16  June      57.60     June       61.40    June        46.50    June       54.88
July         55 1/2   July       51       July      61.59     July       58.16    July        48.48    July       58.47
August       52 3/32  August     56 21/64 August    59.75     August     58.50    August      49.34    August     60.15
September    50 5/8   September  58 7/16  September 55.40     September  48.22    September   49.60    September  59.35
October      59 7/16  October    60 5/16  October   46.09     October    43.66    October     51.48
November     53       November   52 1/16  November  51.36     November   47.33    November    52.41
December     46 11/6  December   59 6/16  December  57.30     December   43.24    December    56.06

The closing price on October 20, 2004 was $59.02.

                           FIFTH THIRD BANCORP (FITB)

         Fifth Third Bancorp is a bank holding company through its subsidiaries, engages primarily in commercial, retail banking, trust banking, electronic payment processing services and investment advisory services. Fifth Third provides its financial products and services, which include consumer banking and credit card services, mortgage services and leasing, to the retail, commercial, financial, governmental, educational and medical sectors. Fifth Third's operations are primarily located in the Midwestern United States.


            Closing             Closing             Closing             Closing              Closing             Closing
   1999      Price      2000     Price     2001      Price     2002      Price      2003      Price     2004      Price
   ----      -----      ----     -----     ----      -----     ----      -----      ----      -----     ----      -----
January      45 5/8    January    44 1/4   January    59.25    January   63.25      January   53.35     January   57.74
February     44 3/64   February   34 45/64 February   53.81    February  63.76      February  53.11     February  56.02
March        43 61/64  March      42       March      53.44    March     67.48      March     50.23     March     55.37
April        47 51/64  April      42 5/64  April      53.76    April     68.59      April     49.22     April     53.72
May          45 29/64  May        45 21/64 May        58.87    May       65.17      May       57.40     May       54.29
June         44 3/8    June       42 11/64 June       60.05    June      66.65      June      57.42     June      53.78
July         43 3/8    July       41 5/16* July       63.02    July      66.07      July      55.01     July      79.36
August       44 11/64  August     46 3/16  August     58.30    August    67.02      August    58.60     August    49.81
September    40 9/16   September  53 7/8   September  61.48    September 61.23      September 55.54     September 49.22
October      49 13/16  October    51 3/8   October    56.42    October   63.50      October   58.17
November     46 43/64  November   53 5/8   November   60.09    November  56.00      November  58.13
December     48 59/64  December   59 3/4   December   61.33    December  58.55      December  59.10

The closing price on October 20, 2004 was $49.02.




                                 JP MORGAN (JPM)

         JPMorgan Chase & Co. (JPMorgan Chase), formerly J.P. Morgan Chase & Co., is a financial services firm with four wholesale business segments:
Investment Bank (IB), Treasury & Securities Services (TSS), Investment Management & Private Banking (IMPB) and JPMorgan Partners (JPMP). IB provides investment banking and commercial banking products and services. The businesses within TSS provide debt servicing, securities custody and related functions, and treasury and cash management services to corporations, financial institutions and governments. IMPB provides investment management services to institutional investors, high-net-worth individuals and retail customers. JPMP is the Company's private equity business. The Company's national consumer and middle market businesses, which provide lending and full-service banking to consumers and small and middle-market businesses, comprise Chase Financial Services. In July 2004, the Company and Bank One Corp. completed their merger.


            Closing             Closing             Closing           Closing           Closing           Closing
   1999      Price    2000       Price    2001       Price   2002      Price    2003     Price    2004     Price
   ----      -----    ----       -----    ----       -----   ----      -----    ----      -----   ----     -----
January      51.29    January    53.79    January   54.99    January   34.05    January   23.34   January   38.89
February     53.08    February   53.08    February  46.66    February  29.25    February  22.68   February  41.02
March        54.25    March      58.13    March     44.90    March     35.65    March     23.71   March     41.95
April        55.00    April      48.08    April     47.98    April     35.10    April     29.35   April     37.60
May          48.25    May        49.79    May       49.15    May       35.95    May       32.86   May       36.84
June         57.67    June       46.06    June      44.60    June      33.92    June      34.18   June      38.77
July         51.38    July       49.69    July      43.30    July      24.96    July      35.05   July      37.33
August       55.79    August     55.88    August    39.40    August    26.40    August    34.22   August    39.58
September    50.25    September  46.19    September 34.15    September 18.99    September 34.33   September 39.73
October      58.17    October    45.50    October   35.36    October   20.75    October   35.90
November     51.83    November   36.88    November  37.72    November  25.17    November  35.40
December     51.79    December   45.55    December  36.35    December  24.00    December  36.73

The closing price on October 20, 2004 was $37.25.

                                  KEYCORP (KEY)

         KeyCorp is a financial services company that, through its subsidiaries, provides a wide range of investment management, retail and commercial banking, retirement planning, consumer finance and investment banking products and services to corporate, individual and institutional clients. In addition to the traditional banking services, KeyCorp also provides specialized services, including personal and corporate trust services, personal financial services, mutual fund services, cash management services, investment banking and capital markets products and international banking services. KeyCorp provides services throughout the United States and to select international customers.


            Closing           Closing             Closing             Closing              Closing             Closing
   1999      Price    2000     Price     2001      Price     2002      Price      2003      Price      2004     Price
   ----      -----    ----     -----     ----      -----     ----      -----      ----      -----      ----     -----
January      31 7/8   January   21         January   26.66    January   24.61      January   24.05      January   31.09
February     32 1/4   February  16 15/16   February  26.00    February  25.08      February  23.73      February  32.42
March        30 5/16  March     19         March     25.80    March     26.65      March     22.56      March     30.29
April        51 15/16 April     18 1/2     April     23.18    April     28.11      April     24.00      April     29.70
May          34 3/4   May       21         May       23.78    May       27.30      May       26.40      May       31.41
June         32 18    June      17 5/8     June      26.05    June      27.30      June      25.27      June      29.89
July         31 1/2   July      17 9/16    July      26.75    July      26.26      July      26.91      July      30.18
August       29       August    20 13/64   August    25.10    August    26.83      August    27.23      August    31.35
September    25 13/16 September 25 5/16    September 24.14    September 24.97      September 25.57      September 31.60
October      27 15/16 October   24 11/16   October   21.26    October   24.43      October   28.25
November     27       November  28 15/16   November  22.90    November  26.09      November  27.79
December     22 1/8   December  28         December  24.34    December  25.14      December  29.32

The closing price on October 20, 2004 was $32.22.




                       MARSHALL & ILSLEY CORPORATION (MI)

         Marshall & Ilsley Corporation ("M&I") is a bank and savings and loan association holding company that, through its bank and non-bank subsidiaries, provides banking and data services. M&I's banking services include accepting deposits, making loans, cash management services, foreign exchange services and correspondent banking services to commercial and retail customers. M&I provides data services through its subsidiary Metavante Data Services. M&I operates primarily in the midwestern states, and in Arizona, Florida and Nevada.


            Closing             Closing              Closing             Closing              Closing          Closing
   1999      Price      2000     Price      2001      Price     2002      Price      2003      Price   2004     Price
   ----      -----      ----     -----      ----      -----     ----      -----      ----      -----   ----     -----

January     29  5/8     January   25  5/8   January   27.15     January   29.56     January   27.1     January   38.33
February    28          February  22 31/32  February  26.98     February  30.50     February  26.57    February  39.62
March       27 23/32    March     28  7/8   March     26.41     March     31.12     March     25.56    March     37.81
April       35          April     23  7/32  April     25.23     April     31.83     April     29.42    April     36.77
May         35          May       24  1/4   May       25.55     May       31.05     May       30.00    May       41.15
June        32  3/16    June      20 72/95  June      26.95     June      30.93     June      30.58    June      39.09
July        32  5/16    July      22 21/32  July      29.45     July      30.09     July      31.32    July      38.41
August      29  9/32    August    24  3/8   August    27.81     August    30.6      August    31.00    August    40.08
September   28 17/32    September 25  1/16  September 28.35     September 27.89     September 31.52    September 40.30
October     33  9/16    October   22 21/32  October   29.32     October   28.16     October   35.82
November    33 15/32    November  21  5/16  November  30.72     November  28.42     November  37.10
December    31 13/32    December  25 41/99  December  31.64     December  27.38     December  38.25

The closing price on October 20, 2004 was $40.75.

                       MELLON FINANCIAL CORPORATION (MEL)

         Mellon Financial Corporation is a financial holding company that offers various financial services including asset management, asset servicing (including trust and custody, performance analytics, securities lending, foreign exchange, defined contribution and defined benefit services, as well as fund administration), human resources consulting and outsourcing services and investor services. Mellon also offers treasury services and capital markets services. For high-net-worth individuals, the Company provides private wealth management and private banking, mutual funds, separately managed accounts, annuities and brokerage accounts. Mellon's regional banking services are primarily offered in the United States and in selected international markets.


            Closing             Closing            Closing            Closing            Closing          Closing
   1999      Price      2000     Price     2001     Price    2002      Price    2003      Price   2004     Price
   ----      -----      ----     -----     ----     -----    ----      -----    ----      -----   ----     -----
January      33 1/2   January    34 5/16  January   46.60    January   38.40    January   22.87   January   32.71
February     33 13/16 February   30 1/8   February  46.31    February  36.00    February  22.51   February  32.38
March        35 3/16  March      29 3/4   March     40.52    March     38.59    March     21.26   March     31.29
April        37 5/32  April      32 1/8   April     40.93    April     37.76    April     26.45   April     29.64
May          35 11/16 May        38 5/8   May       45.82    May       37.10    May       27.17   May       29.44
June         36 3/8   June       36 7/16  June      44.81    June      31.43    June      27.75   June      29.33
July         33 3/4   July       37 11/16 July      38.02    July      26.58    July      30.25   July      27.48
August       33 3/8   August     45 17/64 August    35.25    August    27.65    August    31.35   August    28.86
September    33 5/8   September  46 3/8   September 32.33    September 25.93    September 30.14   September 27.69
October      36 15/16 October    48 1/4   October   33.60    October   28.29    October   29.87
November     36 7/16  November   46 7/8   November  37.39    November  30.05    November  28.80
December     34 1/16  December   49 3/16  December  37.62    December  26.11    December  32.11

The closing price on October 20, 2004 was $27.59.



                         NATIONAL CITY CORPORATION (NCC)

         National City Corporation is a bank holding company engaged in a variety of financial services. National City operates in six major lines of business, including retail sales and distribution, wholesale banking, consumer finance, asset management, National City Mortgage and National Processing. National City primarily operates banking offices in Ohio, Kentucky, Illinois, Indiana, Michigan and Pennsylvania and has mortgage offices throughout the United States.


            Closing             Closing             Closing               Closing            Closing             Closing
   1999      Price      2000     Price     2001      Price       2002      Price    2003      Price      2004      Price
   ----      -----      ----     -----     ----      -----       ----      -----    ----      -----      ----      -----
January      35 17/32  January   21 11/16  January    28.25      January    28.12   January   27.80      January   34.52
February     34 15/16  February  19 1/4    February   27.20      February   28.52   February  27.62      February  35.70
March        33 3/16   March     20 5/8    March      26.75      March      30.76   March     27.85      March     35.58
April        35 7/8    April     17        April      27.21      April      31.20   April     29.96      April     34.67
May          33 3/32   May       20        May        29.30      May        33.28   May       33.82      May       35.49
June         32 3/4    June      17 1/16   June       30.78      June       33.25   June      32.71      June      36.01
July         29 3/4    July      17 3/4    July       32.12      July       30.90   July      32.95      July      36.50
August       27 5/8    August    20 61/64  August     30.87      August     31.17   August    31.68      August    37.79
September    26 11/16  September 22        September  29.95      September  28.53   September 29.46      September 38.62
October      29 1/2    October   21 3/8    October    26.40      October    27.13   October   32.66
November     24 15/16  November  24 3/4    November   28.00      November   27.80   November  33.55
December     23 11/16  December  28 3/4    December   29.24      December   27.32   December  33.94

The closing price on October 20, 2004 was $37.22.

                        NORTHERN TRUST CORPORATION (NTRS)

         Northern Trust Corporation is a bank holding company that owns national bank subsidiaries with offices in Arizona, California, Colorado, Florida and Texas; a federal savings bank subsidiary, with offices in Connecticut, Georgia, Massachusetts, Michigan, Missouri, Nevada, New York, Ohio, Washington and Wisconsin; trust companies in New York and Connecticut and various other non-bank subsidiaries, including an investment management company owned through Northern Trust, a securities brokerage firm, an international investment consulting firm and a retirement services company. Northern Trust operates along two principal business lines: Corporate and Institutional Services and Personal Financial Services. Northern Trust also operates Northern Trust Global Investments, which provides investment management products, and Worldwide Operations and Technology, which provides trust and banking operations and systems activities.


          Closing             Closing             Closing             Closing              Closing          Closing
 1999      Price      2000     Price     2001      Price     2002      Price      2003      Price   2004     Price
 ----      -----      ----     -----     ----      -----     ----      -----      ----      -----   ----     -----
January     43 9/32  January    60 3/8   January   77.00    January   58.39       January   34.06   January   27.46
February    44 11/16 February   56 1/2   February  71.13    February  54.12       February  32.02   February  49.65
March       44 13/32 March      67 9/16  March     62.50    March     60.11       March     30.45   March     46.59
April       46 9/16  April      64 1/8   April     65.03    April     53.12       April     35.12   April     42.24
May         45 3/16  May        65 13/16 May       66.15    May       51.82       May       38.16   May       42.95
June        48 1/2   June       65 1/16  June      62.50    June      44.06       June      41.60   June      42.28
July        43 1/2   July       74 7/8   July      63.80    July      39.83       July      43.77   July      40.15
August      42 13/32 August     84 5/16  August    56.70    August    42.74       August    42.24   August    43.05
September   41 3/4   September  88 7/8   September 52.48    September 37.72       September 42.35   September 40.80
October     48 9/32  October    85 3/8   October   50.49    October   34.82       October   46.50
November    48 13/32 November   86 1/8   November  57.84    November  38.70       November  44.89
December    53       December   81 9/16  December  60.22    December  35.05       December  46.28

The closing price on October 20, 2004 was $39.33.




                               PIPER JAFFRAY (PJC)

         Piper Jaffray Companies (Piper Jaffray) is a client-focused securities firm that delivers financial advice, investment products and transaction execution within targeted sectors of the financial services marketplace. The Company provides a variety of investment products and services to individuals, institutions and businesses, though its two main business segments: Private Client Services and Capital Markets (comprised of the Equity and Investment Banking and Fixed Income units). Separate from these segments is its Investment Research group, which supports both business segments. Piper Jaffray also has a Private Capital group and a venture capital subsidiary, Piper Jaffray Ventures.


         Closing             Closing             Closing             Closing            Closing           Closing
1999      Price      2000     Price     2001      Price     2002      Price      2003    Price   2004      Price
----      -----      ----     -----     ----      -----     ----      -----      ----    -----   ----      -----
January              January             January            January            January           January   46.95
February             February            February           February           February          February  51.51
March                March               March              March              March             March     54.15
April                April               April              April              April             April     48.42
May                  May                 May                May                May               May       48.40
June                 June                June               June               June              June      45.23
July                 July                July               July               July       0.00   July      40.75
August               August              August             August             August     0.00   August    43.10
September            September           September          September          September  0.00   September 39.59
October              October             October            October            October    0.00
November             November            November           November           November   0.00
December             December            December           December           December  41.57

The closing price on October 20, 2004 was $41.88.

                    PNC FINANCIAL SERVICES GROUP, INC. (PNC)

         The PNC Financial Services Group, Inc. is a bank holding company that operates businesses engaged in regional community banking, wholesale banking, including corporate banking, real estate finance, asset-backed lending, wealth management, asset management and global fund processing services. PNC's primary geographic markets include Pennsylvania, New Jersey, Delaware, Ohio and Kentucky. PNC also provides certain banking, asset management and global fund processing services internationally.


            Closing             Closing            Closing            Closing            Closing          Closing
   1999      Price     2000     Price     2001      Price    2002      Price    2003      Price   2004     Price
   ----      -----     ----     -----     ----      -----    ----      -----    ----      -----   ----     -----
January      51 3/16  January    48       January   74.02    January   57.75    January   44.04   January   56.51
February     52 1/16  February   38 11/16 February  69.50    February  54.94    February  44.93   February  58.62
March        55 9/16  March      45 1/16  March     67.75    March     61.49    March     42.38   March     55.42
April        57 7/8   April      43 5/8   April     65.07    April     55.15    April     43.90   April     53.10
May          57 1/4   May        50 3/16  May       69.25    May       56.25    May       49.25   May       55.21
June         57 5/8   June       46 7/8   June      65.79    June      52.28    June      48.81   June      53.08
July         52 7/8   July       50 7/8   July      66.35    July      42.15    July      48.95   July      50.60
August       52 5/16  August     58 61/64 August    66.59    August    46.09    August    47.60   August    53.67
September    52 11/16 September  65       September 57.25    September 42.17    September 47.58   September 54.10
October      59 5/8   October    66 7/8   October   54.90    October   40.66    October   53.57
November     55 3/4   November   66 1/2   November  57.95    November  42.20    November  54.36
December     44 1/2   December   73 1/16  December  56.20    December  41.90    December  54.73

The closing price on October 20, 2004 was $52.08.


                         STATE STREET CORPORATION (STT)

         State Street Corporation is a bank holding company specializing in serving sophisticated global investors such as mutual funds and other collective investment funds, corporate and public pension funds, investment managers and others. The Company operates two lines of business: investment servicing and investment management. Investment Servicing provides services for United States mutual funds, collective funds worldwide, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools. Investment Management offers an array of services for managing financial assets, including investment management and investment research services, primarily for institutional investors worldwide. The Company's clients include mutual funds and other collective investment funds, corporate and public pension funds, investment managers and others. State Street operates offices throughout the United States and internationally.


            Closing             Closing             Closing             Closing            Closing               Closing
   1999      Price    2000       Price     2001      Price     2002      Price    2003      Price    2004         Price
   ----      -----    ----       -----     ----      -----     ----      -----    ----      -----    ----         -----
January      35 3/4   January    40 3/32  January   56.47     January    53.78    January    39.59   January      53.85
February     38 11/32 February   36 7/16  February  50.22     February   50.70    February   36.85   February     53.73
March        41 1/8   March      48 7/16  March     46.70     March      55.38    March      31.63   March        52.13
April        43 3/4   April      48 7/16  April     51.89     April      51.11    April      35.03   April        48.80
May          38 1/8   May        55 3/4   May       54.97*    May        46.46    May        38.31   May          48.42
June         42 11/16 June       53 1/32  June      49.49     June       44.70    June       39.40   June         49.04
July         35 7/16  July       50 3/16  July      53.77     July       42.50    July       45.90   July         42.81
August       29 15/16 August     58 7/8   August    48.56     August     43.32    August     43.95   August       45.14
September    32 5/16  September  65 3/64  September 45.50     September  38.64    September  45.00   September    42.71
October      38 1/16  October    62 3/8   October   45.54     October    41.37    October    52.36
November     36 23/32 November   64 1/2   November  52.34     November   45.00    November   50.96
December     36 17/32 December   62 7/64  December  52.25     December   39.00    December   52.08

The closing price on October 20, 2004 was $43.02.

                           SUNTRUST BANKS, INC. (STI)

         SunTrust Banks, Inc. is a bank holding company that provides traditional deposit, credit, trust and investment services to individuals and families, high-net-worth clients, businesses and institutions through its bank subsidiary SunTrust Bank. Through its other subsidiaries, SunTrust provides mortgage banking, credit-related insurance, asset management, brokerage and capital market services. SunTrust's operations are located primarily in Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia.


            Closing             Closing                Closing              Closing            Closing          Closing
   1999      Price      2000     Price        2001      Price      2002      Price    2003      Price   2004     Price
   ----      -----      ----     -----        ----      -----      ----      -----    ----      -----   ----     -----
January      70 7/16     January   59 9/16    January   66.90      January   61.60    January   56.65   January   72.36
February     67 15/16    February  50 13/16   February  65.73      February  62.79    February  56.25   February  72.31
March        62 1/4      March     57 3/4     March     64.80      March     66.73    March     52.65   March     69.71
April        71 1/2      April     50 3/4     April     63.50      April     67.98    April     57.22   April     68.05
May          67 1/2      May       59 3/4     May       61.42      May       68.30    May       59.30   May       65.08
June         69 7/16     June      45 11/16   June      64.78      June      67.72    June      59.34   June      64.99
July         64 1/2      July      47 7/8     July      69.25      July      65.80    July      60.90   July      65.95
August       64 5/16     August    49 25/64   August    68.30      August    67.51    August    61.13   August    68.40
September    65 3/4      September 49 7/8     September 66.60      September 61.48    September 60.37   September 70.41
October      73 3/16     October   48 13/16   October   59.86      October   60.84    October   67.07
November     69 7/8      November  50 13/16   November  63.26      November  58.66    November  71.05
December     68 13/16    December  63         December  62.70      December  56.92    December  71.50

The closing price on October 20, 2004 was $68.26.




                          SYNOVUS FINANCIAL CORP. (SNV)

         Synovus Financial Corp. is a bank holding company that provides a variety of financial services. Synovus operates two business segments: financial services and transaction processing services. Financial services primarily involve commercial banking activities and the provision of retail banking, financial management, mortgage banking, leasing and insurance services. Transaction processing services include consumer credit, debit, commercial, retail and stored value card processing and related services, as well as debt collection and bankruptcy management services and the provision of software solutions for commercial card management programs.


            Closing             Closing                Closing              Closing           Closing           Closing
   1999      Price      2000     Price        2001      Price      2002      Price   2003      Price    2004     Price
   ----      -----      ----     -----        ----      -----      ----      -----   ----      -----    ----     -----
January      24 7/8     January   19          January   27.67      January   27.64   January   19.33    January   25.10
February     23 13/16   February  16 3/8      February  27.82      February  29.30   February  19.25    February  25.05
March        20 1/2     March     16 7/8      March     27.00      March     30.48   March     17.89    March     24.45
April        22 1/8     April     18 9/16     April     28.78      April     27.04   April     19.47    April     23.87
May          20 1/8     May       20          May       30.38      May       26.65   May       22.82    May       25.75
June         19 7/8     June      17 5/8      June      31.38      June      27.52   June      21.50    June      25.32
July         18 5/16    July      18          July      34.15      July      24.00   July      23.53    July      35.47
August       18 13/16   August    19 45/64    August    30.80      August    24.17   August    54.45    August    25.40
September    18 11/16   September 21 3/16     September 27.60      September 20.62   September 24.99    September 26.15
October      21 7/16    October   21 9/16     October   23.02      October   20.49   October   27.60
November     20         November  22 1/8      November  23.50      November  20.83   November  28.66
December     19 7/8     December  26 15/16    December  25.05      December  19.40   December  28.92

The closing price on October 20, 2004 was $27.00.

                               U.S. BANCORP (USB)

         U.S. Bancorp is a bank holding company which provides wholesale banking, consumer banking payment services, private client, trust & asset management, and capital markets services to individuals, businesses, government entities and other financial institutions. U.S. Bancorp's bank and trust subsidiaries provide a range of fiduciary activities for individuals, estates, foundations, corporations and charitable organizations. U.S. Bancorp also provides investment services, data processing, leasing and brokerage services. U.S. Bancorp primarily operates in the Midwestern and western United States and is the parent company of Firstar Bank and U.S. Bank.


            Closing             Closing             Closing             Closing            Closing          Closing
   1999      Price      2000     Price     2001      Price     2002      Price    2003      Price   2004     Price
   ----      -----      ----     -----     ----      -----     ----      -----    ----      -----   ----     -----
January      33 11/16   January   22 3/16   January   29.55    January   20.82    January  21.10    January   28.27
February     32 5/16    February  18 5/16   February  23.20    February  20.85    February 20.92    February  28.53
March        34 1/16    March     21 7/8    March     23.20    March     22.57    March    18.98    March     27.65
April        37 1/16    April     20 5/16   April     21.18    April     23.70    April    22.15    April     25.64
May          32 1/2     May       26        May       22.30    May       23.65    May      23.70    May       28.10
June         33 3/8     June      19 1/4    June      22.79    June      23.35    June     24.50    June      27.56
July         31 1/8     July      19 3/16   July      23.74    July      21.39    July     24.52    July      28.30
August       30 7/8     August    21 49/64  August    24.24    August    21.49    August   23.90    August    29.50
September    30 3/16    September 22 3/4    September 22.18    September 18.58    September23.99    September 28.90
October      37 1/16    October   24 3/16   October   17.78    October   21.09    October  27.22
November     34 3/16    November  24 3/16   November  18.98    November  21.90    November 27.71
December     23 13/16   December  29 3/16   December  20.93    December  21.22    December 29.78

The closing price on October 20, 2004 was $28.07.




                            WACHOVIA CORPORATION (WB)

         Wachovia Corporation is a bank holding company that provides a variety of retail and commercial banking products and trust services. Wachovia also provides mortgage banking, credit card, investment banking, investment advisory, home equity lending, asset-based lending, leasing, insurance, international and securities brokerage services, through its subsidiaries. Wachovia operates primarily in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Virginia and Washington, D.C.


            Closing             Closing             Closing             Closing              Closing             Closing
   1999      Price     2000     Price     2001      Price     2002      Price      2003      Price      2004     Price
   ----      -----     ----     -----     ----      -----     ----      -----      ----      -----      ----     -----
January      52 1/2    January   33 7/16   January   33.93     January   33.25    January   35.97      January   46.24
February     53 5/16   February  29 1/2    February  32.37     February  33.23    February  35.48      February  47.97
March        53 7/16   March     37 1/4    March     33.00     March     37.08    March     34.07      March     47.00
April        55 1/8    April     31 7/8    April     29.97     April     38.04    April     38.21      April     45.75
May          46 3/16   May       35 3/16   May       32.25     May       38.37    May       40.18      May       47.21
June         47 1/8    June      24 13/16  June      34.94     June      38.18    June      39.96      June      44.50
July         46        July      25 13/16  July      35.40     July      35.80    July      43.69      July      44.31
August       41 1/2    August    28 61/64  August    34.42     August    36.85    August    42.15      August    46.91
September    35 5/8    September 32 3/16   September 31.00     September 32.69    September 41.19      September 46.95
October      42 3/4    October   30 5/16   October   28.60     October   34.79    October   45.89
November     38 3/4    November  25 1/8    November  30.95     November  35.15    November  45.75
December     32 15/16  December  27 13/16  December  31.36     December  36.44    December  46.59

The closing price on October 20, 2004 was $48.10.

                             WELLS FARGO & CO. (WFC)

         Wells Fargo & Co. is a diversified financial services company. Wells Fargo's subsidiaries engage in retail, commercial and corporate banking activities. Wells Fargo also provides wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, mortgage-backed securities servicing and venture capital investment services.


            Closing               Closing              Closing             Closing            Closing          Closing
   1999      Price        2000     Price      2001      Price     2002      Price    2003      Price   2004     Price
   ----      -----        ----     -----      ----      -----     ----      -----    ----      -----   ----     -----
January      35          January   40         January   51.51     January   46.39    January   47.37   January   57.41
February     36 3/4      February  33 1/16    February  49.64     February  46.90    February  45.35   February  57.35
March        35 1/16     March     40 3/4     March     49.47     March     49.40    March     44.99   March     56.67
April        43 3/16     April     41 1/16    April     46.97     April     51.15    April     48.26   April     56.46
May          40          May       45 1/4     May       47.08     May       52.40    May       48.30   May       58.80
June         42 3/4      June      38 3/4     June      46.43     June      50.06    June      50.40   June      57.23
July         39          July      41 1/2     July      46.06     July      50.86    July      05.53   July      27.41
August       39 13/16    August    43 13/64   August    46.01     August    52.19    August    50.14   August    58.75
September    39 5/8      September 45 15/16   September 44.45     September 48.16    September 51.50   September 59.63
October      47 7/8      October   46 5/16    October   39.50     October   50.47    October   56.32
November     46 1/2      November  47 7/16    November  42.80     November  46.21    November  57.33
December     40 7/16     December  55 11/16   December  43.47     December  46.87    December  58.89

The closing price on October 20, 2004 was $58.82.

================================================================================




                        [HOLDRS(SM) REGIONAL BANKS LOGO]
                                [GRAPHIC OMITTED]





                        1,000,000,000 Depositary Receipts

                          Regional Bank HOLDRS(SM) Trust



                            -------------------------

                               P R O S P E C T U S

                            -------------------------



                                October 25, 2004



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.  Exhibits.

         See Exhibit Index.


Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                                    (i) To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933.

                                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to
                  Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on October 25, 2004.


                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED


                                          By:                          *
                                              ----------------------------------
                                              Name:  John J. Fosina
                                              Title: Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on October 25, 2004.

          Signature                            Title
          ---------                            -----

              *                         Chief Executive Officer,
------------------------------          Chairman of the Board
       James P. Gorman


              *                         Director
------------------------------
         Do Woo Kim


              *                         Director
------------------------------
      Carlos M. Morales


              *                         Director
------------------------------
     Candace E. Browning


              *                         Director
------------------------------
     Gregory J. Fleming


              *                         Controller
------------------------------
       Joseph F. Regan


*By:  /s/ Mitchell M. Cox               Attorney-in-Fact
     -------------------------
       Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------
  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

  *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

  *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Regional Bank HOLDRS Receipts, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

  *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

  *8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 14, 2003 as an exhibit to Amendment No. 4 to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

 *24.2 Power of Attorney of Dominic A. Carone filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

 *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

 *24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales

  24.5 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and John F. Regan.

------------------
* Previously filed.